Exhibit 10.12

LOAN AND SETTLEMENT AGREEMENT

This Loan and Settlement Agreement (“Agreement”) is made and entered into as of [19 Aug 2022] by and between the following parties (collectively the “Parties”):

•	Raeon International Limited, a business company incorporated under the laws of [Jurisdiction] with its business address at 21/F Sugar+ 25-31 Sugar Street, Causeway Bay, Hong Kong (“Raeon”).

•	Cheung Terence Shiu Kay, residing at 2/F Flat B, Mayfair Gardens, 10 Sau Chuk Yuen Road, Kowloon City, Kowloon, Hong Kong (“Terence”).

•	Xact Digital Limited, a business company incorporated under the laws of [Jurisdiction] with its business address at 21/F Sugar+ 25-31 Sugar Street, Causeway Bay, Hong Kong (“Xact”).

RECITALS

WHEREAS, Terence has an outstanding loan amount from Raeon totaling HK$ [372,909.82] as of the date of this Agreement;

NOW, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

AGREEMENT

1. Partial Monthly Repayment from Raeon to Terence

1.1 Raeon Repayment: Raeon agrees to repay Terence the amount of HK$15,643 per month starting from [19 Aug 2022] until [19 Feb 2027].

2. Loan from Terence to Xact

2.1 Loan Amount: Terence agrees to loan Xact the amount of HK$15,643 per month (the “Xact Loan”).

2.2 Interest Rate: The Xact Loan shall carry an interest rate of 0% per annum.

2.3 Repayment Terms: Terence may demand repayment of the Xact Loan by giving Xact 30 days’ notice in writing.

2.4 Purpose of Loan: The Xact Loan shall be used exclusively by Xact to repay Raeon’s current account balance with Xact.

2.5 Securities: No securities will be required for the Xact Loan.

3. Repayment from Xact to Raeon

3.1 Repayment by Xact: From [19 Aug 2022] to [19 Feb 2027], the funds borrowed by Xact from Terence under clause 2 shall be applied directly to repay Raeon’s outstanding current account balance with Xact.

4. Net Settlement Agreement

4.1 The Parties agree that any outstanding balances resulting from the above transactions will be settled on a net basis. All amounts owed by any party to another shall be offset against any reciprocal obligations, reducing the overall liabilities and resulting in a final net payment, if applicable.

5. Representations and Warranties

5.1 Terence’s Representations: Terence represents and warrants that the loan repayment from Raeon will be applied as agreed, and that Terence has full authority to enter into this Agreement.

5.2 Xact’s Representations: Xact represents and warrants that the loan proceeds will be used solely for the repayment of Raeon’s current account.

6. Events of Default

6.1 Default: A default occurs if any party fails to perform any obligation under this Agreement, including but not limited to failing to make timely payments.

6.2 Remedies: Upon default, the non-defaulting party may declare the entire remaining balance of the loan immediately due and payable.

7. Miscellaneous

7.1 Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region of the People’s Republic of China.

7.2 Amendments: Any amendments to this Agreement must be in writing and signed by all Parties.

7.3 Severability: If any provision of this Agreement is found to be invalid or unenforceable, the remaining provisions shall continue in full force and effect.

7.4 Entire Agreement: This Agreement constitutes the entire understanding between the Parties and supersedes all prior agreements, negotiations, and discussions, whether oral or written.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Raeon International Limited

By:
Name:	[Name]
Title:	[Title]
Date:

Cheung Terence Shiu Kay

By:
Date:

Xact Digital Limited

By:
Name:	[Name]
Title:	[Title]
Date:

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